Exhibit 99.4

April 16, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549-0408

Ladies and Gentlemen:

This letter is written pursuant to Temporary Note 3T to Article 3 of Regulation S-X.

Echelon Corporation has received a representation letter from Arthur Andersen LLP (“Andersen”) stating that the audit of the balance sheets of BeAtHome, Inc. as of December 31, 2001 and 2000, and the related statements of operations, stockholders’ equity (deficit) and cash flows for years then ended, was subject to Andersen’s quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards, that there was appropriate continuity of Andersen personnel working on the audit, availability of national office consultation, and availability of personnel at foreign affiliates of Andersen to conduct the relevant portions of the audit.

Very truly yours,

/s/ Oliver R. Stanfield
Oliver R. Stanfield Executive Vice President and Chief Financial Officer of Echelon Corporation